SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                          ___________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939 OF

                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               _________________________________________________

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

                    A TRUSTEE PURSUANT TO SECTION 305(b)(2)

              __________________________________________________

                             THE BANK OF NEW YORK

              (Exact name of trustee as specified in its charter)

NEW YORK                                                   13-5160382
(State of incorporation                              (I.R.S. employer
if not a national bank)                           identification No.)
1 WALL STREET                                                   10286
NEW YORK, NEW YORK                                         (Zip Code)
(Address of principal executive offices)

                           Michael Shepherd
                           General Counsel
                           One Wall Street
                              15th Floor
                       New York, New York 10286
                          Tel: 212 635-6748
      (Name, address and telephone number of agent for service)
            ______________________________________________

                     HOLMES FINANCING (NO. 7) PLC
         (Exact name of obligor as specified in its charter)
ENGLAND AND WALES                                                  NA
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                    identification No.)
ABBEY NATIONAL HOUSE
2 TRITON SQUARE                                               NW1 3AN
REGENT'S PLACE                                             (Zip Code)
LONDON
011-44-20-7612-4000
(Address of principal executive offices)
              _________________________________________

  $[750,000,000] SERIES 1 CLASS A FLOATING RATE NOTES DUE APRIL 2004
   $[22,500,000] SERIES 1 CLASS B FLOATING RATE NOTES DUE JULY 2040
   $[38,250,000] SERIES 1 CLASS M FLOATING RATE NOTES DUE JULY 2040
$[1,250,000,000] SERIES 2 CLASS A FLOATING RATE NOTES DUE JANUARY 2008
   $[37,500,000] SERIES 2 CLASS B FLOATING RATE NOTES DUE JULY 2040
   $[63,750,000] SERIES 2 CLASS M FLOATING RATE NOTES DUE JULY 2040
  $[500,000,000] SERIES 3 CLASS A FLOATING RATE NOTES DUE JULY 2020


                 (Title of the indenture securities)
              _________________________________________

                                    GENERAL

Item 1.General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

             Superintendent of Banks of the State of New York, 2 Rector Street, New York, New York 10006 and Albany, New York, 12203.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Plaza, New York, New York, 10045

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.

      (b)    Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.Affiliations with the Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.



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

Item 16.  List of Exhibits

       List below all exhibits filed as a part of this Statement of Eligibility.

       1. A copy of the Organization Certificate of the Trustee (The Bank of New York, formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.

       2. None; Certificate of Authority being contained in the documents identified above as Exhibit 1.

       3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibit 1.

       4.    A copy of the existing By-Laws of the Trustee.

       5.    Not applicable.

       6.    The consent of the Trustee required by Section 321(b) of the Act.

       7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       8.    Not applicable.

       9.    Not applicable.




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

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London in the United Kingdom, on the 13th day of March, 2003.




                                      THE BANK OF NEW YORK

                                      By: /s/ Kate Russell
                                      Name: Kate Russell
                                      Assistant Vice President






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

                             EXHIBIT 7 TO FORM T-1




                      Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                   of One Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS                                                                                      Dollar Amounts
                                                                                              In Thousands
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin                                            $3,765,462
  Interest-bearing balances................                                                      3,835,061
Securities:
  Held-to-maturity securities..............                                                      1,232,736
  Available-for-sale securities............                                                     10,522,833
Federal funds sold and Securities purchased under agreements to resell                           1,456,635
Loans and lease financing receivables:
  Loans and leases held for sale...........                                                        801,505
  Loans and leases, net of unearned
  income...................................                                                     46,206,726
  LESS: Allowance for loan and
  lease losses.............................                                                        607,115
  Loans and leases, net of unearned                                                             35,249,695
  income and allowance.....................
Trading Assets.............................                                                      8,132,696
Premises and fixed assets (including capitalized leases)                                           898,980
Other real estate owned....................                                                            911
Investments in unconsolidated subsidiaries and associated companies                                220,609
Customers' liability to this bank on acceptances outstanding                                       574,020
Intangible assets..........................
   Goodwill................................                                                      1,714,761
   Other intangible assets.................                                                         49,213
Other assets...............................                                                      5,001,308
                                                                                               -----------
Total assets...............................                                                    $73,954,859
                                                                                               ===========
LIABILITIES
Deposits:
  In domestic offices......................                                                    $29,175,631
  Noninterest-bearing......................                                                     11,070,277
  Interest-bearing.........................                                                     18,105,354
  In foreign offices, Edge and Agreement subsidiaries, and IBFs                                 24,596,600
  Noninterest-bearing......................                                                        321,299
  Interest-bearing.........................                                                     24,275,301
Federal funds purchased and securities sold under agreements to repurchase                       1,922,197

Trading liabilities........................                                                      1,970,040
Other borrowed money:                                                                            1,577,518
(includes mortgage indebtedness and obligations under capitalized leases).
Bank's liability on acceptances executed and outstanding                                           575,362
Subordinated notes and debentures..........                                                      1,940,000
Other liabilities..........................                                                      5,317,831
                                                                                               -----------
Total liabilities..........................                                                    $67,075,179
                                                                                               ===========
EQUITY CAPITAL
Common stock...............................                                                      1,135,284
Surplus....................................                                                      1,055,508
Retained earnings..........................                                                      4,227,287
Accumulated other comprehensive income.....                                                        (38,602)
Other equity capital                                                                                     0
  components...............................
Total equity capital.......................                                                      6,379,477
                                                                                               -----------
Total liabilities and equity capital.......                                                    $73,954,859
                                                                                               ===========


      I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Thomas J. Mastro,
                                    Senior Vice President and Comptroller
      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi                   Directors
Gerald L. Hassell
Alan R. Griffith

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